UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2019

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Shawn Willard and Geoffrey Gwin to the Board

On August 27, 2019, the Board of Directors (the “Board”) of Eastside Distilling, Inc. (the “Company”) appointed Shawn Willard and Geoffrey Gwin to the Board, effective immediately, to serve until the Company’s 2020 Annual Meeting of Stockholders or until his respective successor is duly elected and qualified or until his earlier death, resignation or removal, whichever first occurs.  Mr. Willard was also appointed to the audit committee as well as the the corporate governance committee. Mr. Gwin was appointed to the compensation committee as well as the audit and corporate governance committees.

Shawn Willard founded Orca Investment Management (“Orca”) in 2006 (then known as Cygnus Capital). Orca currently owns approximately 7.0% of the Company’s common stock. Previously, Mr. Willard was a Vice President focused on corporate finance opportunities with West Coast-based companies in high-technology industries, including storage networking, thin film technologies and EMS for Needham & Company (“Needham”), a prominent emerging market investment bank. Prior to his employment at Needham, Mr. Willard was a portfolio manager and equity research analyst with various investment firms, including Black & Company, Charter Investment Group, and Capital Consultants. Mr. Willard graduated from Portland State University with a bachelor’s degree in business administration in 1992.

Geoffrey Gwin is currently a member of Quad Capital Management Advisors, LLC (“Quad”) and the managing member of Group G Capital Partners, LLC (“Group G”). Collectively, Quad and Group G own approximately 7.2% of the Company’s common stock. Mr. Gwin is the Chairman of the Board of Directors of SMArtX Advisory Solutions, Inc., a private company offering technology solutions to wealth advisors, RIA’s and other financial services firms. He formed Group G in 2003 and has continuously managed its related strategies as its Chief Investment Officer. Mr. Gwin has held positions at Symphony Asset Management, BHF-BANK Aktiengesellschaft, and Citibank, Inc. over the last two decades. Mr. Gwin holds a Bachelor of Science in Business from Wake Forest University and is a Charter Financial Analyst.

Existing director, Paul Shoen, was appointed a member of both the audit committee and corporate governance committee. Director, Owen Lingley, was appointed to the compensation committee.

Item 8.01 Other Events

On September 3, 2019, the Company issued a press release announcing the appointment of Messrs. Willard and Gwin to the Board. A copy of the press release is attached hereto and furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated September 3, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2019

EASTSIDE DISTILLING, INC.

By:	/s/ Steven Shum
Steven Shum
Interim Chief Executive Officer and Chief Financial Officer